Exhibit 1.1

Execution Copy

PUBLIC OFFERING OF COMMON STOCK

Minimum: $8,000,000

Maximum: $50,000,000

SALES AGENCY AGREEMENT

July 7, 2016

Moloney Securities Co., Inc.

13537 Barrett Parkway Drive, Suite 300

Manchester, Missouri 63021

Ladies and Gentlemen:

Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated in this Sales Agency Agreement (the “Agreement”), to issue and sell a minimum of $8,000,000 and up to a maximum of $50,000,000 (the “Shares”) of common stock of the Company at a price of [$10.00] per Share (the “Offering Price”), in a public offering exempt from registration under Section 3(b)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Tier 2 under Regulation A promulgated thereunder (the “Offering”). The Shares are more fully described in the Offering Statement (as defined below).

This Agreement is to confirm the agreement between the Company and you, Moloney Securities Co., Inc. (the “Sales Agent”), concerning the offering, issuance and sale of the Shares. Subject to the terms and conditions stated herein, the Sales Agent agrees to act as agent of the Company in the sale of the Shares on a “best efforts” basis.

1.           The Offering. The Company proposes to offer for sale the Shares at the Offering Price, payable in cash pursuant to receipt of payment and execution of subscription order agreements from investors. This Agreement sets forth the terms under which the Company is engaging the Sales Agent as selling agent for the Company in the Offering, and the Sales Agent hereby agrees to serve in such capacity, the terms of which relationship are set forth in this Agreement.

In connection with the Offering, the Sales Agent has assisted and will assist the Company with the following services: (a) assisting with the Company’s counsel in its preparation of the offering documentation to be distributed in the Offering; (b) preparing with management of the Company other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”); and (c) assisting in the coordination of investor meetings.

2.           Retention of the Sales Agent; Compensation; Sale and Delivery of the Shares. The Company hereby appoints the Sales Agent as its agent and principal distributor for the purpose of selling for cash, on a “best efforts” basis, a minimum of $8,000,000 (the “Minimum”) and a maximum of $50,000,000 (the “Maximum”) Shares through the Dealers, all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”). The Sales Agent shall have the right to enter into Participating Dealer Agreements substantially in the form attached hereto as Exhibit A (each, a “Participating Dealer Agreement”) with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Sales Agent may also sell Shares for cash directly to its own clients and customers at the offering price and subject to the terms and conditions stated in the Offering Statement. The Sales Agent hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions.

On the basis of the representations and warranties, and subject to the terms and conditions of this Agreement, the Sales Agent accepts such appointment and agrees to use its best efforts to sell the Shares on said terms and conditions. It is acknowledged by the Company that the Sales Agent shall not be obligated to purchase any Shares for its own account or with a view to distribution and shall not be obligated to take any action which the Sales Agent deems to be inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered as described in the Offering Statement. Except as otherwise provided in this Agreement, the appointment of the Sales Agent will terminate upon completion of the Offering. The Company will not sell or agree to sell any debt or equity securities of the Company other than through the Sales Agent during the period beginning on the date hereof and ending on the earlier of (i) the Closing Date (as defined below) or (ii) the date of termination if the Offering is terminated and the Closing (as defined below) does not occur.

Promptly after the qualification of the Shares as exempt from registration pursuant to Section 3(b)(2) of the Securities Act and Tier 2 under Regulation A promulgated thereunder by the Commission, the Sales Agent and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. In the event the Company is unable to sell the Minimum of Shares within the period provided in the Offering Statement, this Agreement shall terminate and the Company shall cause the Clearing Agent (as defined below) to refund to any persons who have subscribed for any of the Shares, the full amount the Clearing Agent received from them or credit such amounts back to such person’s account as provided in the Custody Agreement (as defined below), without interest or deduction, as set forth in the Offering Statement; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 10 and 12 hereof.

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If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue the Shares sold in the Offering on the Closing Date against payment to the Company by any means authorized pursuant hereto; provided, however, that no funds shall be released to the Company until the conditions specified in Section 9 hereof shall have been complied with to the reasonable satisfaction of the Sales Agent. It is understood that no sale shall be regarded as effective unless and until accepted by the Company.

The release of the Shares against payment therefor shall be made on a date and at a place mutually acceptable to the Company and the Sales Agent (the “Closing”). The Shares shall be delivered directly to the purchasers in uncertificated form (book-entry) in accordance with the instructions of the Sales Agent. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.” There may be one or more closing dates after the initial Closing Date (which may occur on dates within sixty (60) days of the date upon which there is a Closing related to the Minimum offering amount raised), and each such date is referred to herein as a Closing Date.

The Sales Agent shall receive the following compensation for its services hereunder, which may be re-allowable in whole or part to Dealers:

(a)          The Sales Agent shall receive a commission on each Closing Date equal to seven percent (7%) of the aggregate dollar amount of the Shares sold in the Offering (the “Sales Fee”).

(b)          On each Closing Date, the Company will sell to the Sales Agent a warrant to purchase that number of the Company’s Shares equal to two and one half percent (2.5%) of the number of Shares sold in the Offering on such Closing Date. The warrant will be substantially in the form of Exhibit B attached to this Agreement. The purchase price of the warrant shall be calculated by multiplying $0.001 by the number of Shares of the Company underlying the warrant. In accordance with FINRA Rule 5110(g)(1), such warrants may not be sold by the Sales Agent during the Offering period or sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging short sale derivative put or call transaction that would result in the effective economic disposition of the warrants by any person for a period of 180 days immediately following commencement of the Offering except as permitted by FINRA Rule 5110(g)(2).

(c)          The Company will provide the Sales Agent on each Closing Date with a non-accountable expense allowance of one percent (1%) of the aggregate dollar amount of the Shares sold in the Offering as contemplated by Section 8 hereof and as permitted by FINRA Rule 5110(f)(2)(B).

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(d)          The Sales Agent shall be reimbursed for actual, accountable and reasonable out-of-pocket expenses, which expenses shall not exceed, on an aggregate basis, one percent (1%) of the aggregate dollar amount of the Shares sold in the Offering, as contemplated by Section 8 hereof and as permitted by FINRA Rule 5110(f)(2)(D). The Sales Agent shall also be reimbursed for actual expenses related to the initial set-up and services of the Clearing Agent at closing, up to one-half of one percent (0.50%) of the aggregate dollar amount of the Shares sold in the Offering, in addition to the other accountable expenses described in the previous sentence. The Sales Fee, non-accountable expenses, out-of-pocket expenses, or other fees or commissions payable hereunder, shall be paid in same day funds on the Closing Date, unless otherwise agreed to by the Company and the Sales Agent in writing. The Sales Agent has received $25,000 as a retainer and such amount will be credited against amounts to be received as reimbursement for actual, accountable and reasonable out-of-pocket expenses hereunder.

(e)          The Sales Agent may discount the Purchase Price of Shares sold to: (i) clients of investment advisors registered under the Investment Advisers Act of 1940, as amended or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such advisor); (ii) registered principals or representatives of the Sales Agent or any Dealer (and immediate family members of any of the foregoing); (iii) the Company’s employees, officers and directors or those of our manager, our property manager or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing Persons), any benefit plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers; (iv) any investor in an entity affiliated with the Company or Medalist Fund Manager, Inc. (the “Manager”); and (v) any other person identified by the Company or the Manager and agreed to by the Sales Agent of up to 6%, resulting in a reduced sales fee of no less than 1% for such sales sold in the Offering.

The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Sales Agent for payment of commissions to Dealers.

The Company acknowledges and agrees that in connection with the Offering, sale of the Shares or any other services the Sales Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Sales Agent: (i) no fiduciary relationship exists between the Company or any other related person, on the one hand, and the Sales Agent, on the other hand; (ii) any duties and obligations that the Sales Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iii) the Sales Agent and its affiliates may have interests that differ from those of the Company.

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3.           Representations and Warranties of the Company. The Company represents and warrants to the Sales Agent that each of the following representations and warranties are true and correct as of the date hereof, except to the extent that such representations or warranties specifically speak to a future date:

(a)          In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an Offering Statement for a Tier 2 offering under Regulation A on Form 1-A (the “Offering Statement”) conforming to the requirements of the Securities Act and the applicable rules and regulations (the “Rules and Regulations”) of the Commission. The Offering Statement does not, and any amendment or supplement thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from information relating to the Sales Agent in the section of the Offering Statement entitled “Plan of Distribution” that were made in reliance upon and in conformity with information furnished to the Company by the Sales Agent expressly for use therein.

(b)          All offers and sales in connection with the Offering comply in all material respects with applicable federal and state securities laws and will be or have been conducted in the manner described in the Offering Statement, and any amendment or supplement thereto.

(c)          As of the Closing Date, the Offering Statement will have been declared qualified by the Commission and the Shares exempt from registration under Section 3(b)(2) of the Securities Act and Regulation A promulgated thereunder as a Tier 2 offering thereunder. No order suspending such exemption or preventing or suspending the use of the Offering Statement or otherwise preventing or materially adversely affecting the transactions contemplated by this Agreement will have been issued by the Commission or any court, other authority or other governmental agency.

(d)          The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Maryland with all requisite power and authority to enter into this Agreement, to conduct its business as now conducted and as proposed to be conducted, and to own and operate its properties, investments and assets, as described in the Offering Statement. The Company is not in violation of any provision of its articles of incorporation, bylaws, certificate of formation, operating partnership agreement, certificate of limited partnership, or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties, investments or assets is bound, except as disclosed in the Offering Statement or except as would not, individually or in the aggregate, result in any material adverse effect on the business, financial position, stockholder’s equity or results of operations of the Company (a “Material Adverse Effect”). Except as noted in the Offering Statement, the Company does not own or control, directly or indirectly, any other corporation, association, or other entity. The Company has furnished to the Sales Agent copies of its article of incorporation and bylaws, operating partnership agreement, certificate of limited partnership and all other governing documents, and all such copies are true, correct and complete and contain all amendments thereto through the date of this Agreement.

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(e)          The Shares, including the Shares issuable upon exercise of warrants issued to the Sales Agent, have been duly and validly authorized by the Company and upon issuance against payment therefor as provided herein, will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Offering Statement. No party has any preemptive rights with respect to any of the securities underlying the Shares, including the Shares issuable upon exercise of warrants issued to the Sales Agents, or any right of participation or first refusal with respect to the sale of the Shares by the Company. Except as set forth in the Offering Statement, no person holds a right to require registration under the Securities Act of any security of the Company at any other time.

(f)          As of the initial Closing Date, the Company has 750,000 authorized Shares, of which __________ Shares are issued and outstanding. The Company has also authorized 250,000 preferred shares, none of which have been issued. All of the issued and outstanding Shares of the Company have been duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Offering Statement, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any common, preferred or other stock of the Company or any security convertible into or exchangeable for common or other stock of the Company.

(g)          The Company has full legal right, power, and authority to enter into this Agreement and the Issuer Custody and Services Agreement dated _______ 1, 2016 (the “Custody Agreement”) among the Company and FOLIOfn Investments, Inc., (the “Clearing Agent”), to issue and deliver the Shares as provided herein and in the Offering Statement and to consummate the transactions contemplated herein and in the Offering Statement. This Agreement and the Custody Agreement each have been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation., reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(h)          All agreements between or among the Company and third parties expressly referenced in the Offering Statement, unless otherwise disclosed, are legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

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(i)           Except as disclosed in the Offering Statement, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Offering Statement, except such as may be required under the Securities Act or under state securities laws, has been made or obtained and is in full force and effect.

(j)           There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any governmental authority or agency to which the Company may be a party, or to which any of the properties or rights of the Company may be subject, that is not described in the Offering Statement and (i) that may reasonably be expected to result in a Material Adverse Effect, (ii) that may reasonably be expected to materially adversely affect any of the material properties of the Company or (iii) that may reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

(k)          The financial statements of the Company together with related schedules, disclosure and notes included in the Offering Statement fairly present in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved. The unaudited financial information (including the related notes and disclosures) included in the Offering Statement complies as to form in all material respects to the applicable accounting requirements of Regulation A promulgated under the Securities Act, and management of the Company believes that the assumptions underlying any adjustments are reasonable. Such information fairly presents in all material respects with respect to the Company’s financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. The financial information as to Medalist Fund 1-A, LLC included in the Offering Statement fairly presents in all material respects the information purported to be shown therein for the period specified.

(l)           Keiter, Stephens, Hurst, Gary & Shreaves, P.C. (“Keiter”), who have audited certain financial statements of the Company, are independent public accountants as required by the Securities Act and the Rules and Regulations.

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(m)         The Company has not sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Offering Statement. Since the respective dates as of which information is given in the Offering Statement, and except as otherwise stated in the Offering Statement, there has not been (i) any material change in the common, preferred or other stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company, (ii) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change in the business, properties, assets, results of operations or condition (financial or other) of the Company, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company that is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the common, preferred or other stock of the Company other than as disclosed in the Offering Statement, or (v) any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Offering Statement.

(n)          Except as disclosed in the Offering Statement, the Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for review by the Sales Agent, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to carry on its business as presently conducted, or as contemplated in the Offering Statement to be conducted (the “Permits”), except for such permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations, the failure of which to have or maintain would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to revocation or modification of any such Permits, except where such revocation or modification would not have a Material Adverse Effect.

(o)          The Company has properly filed all necessary federal, state, local, and foreign income tax returns required to be filed by it and has paid all taxes shown as due and payable thereon (or has obtained appropriate extensions), except for taxes that are being contested in good faith and for which adequate reserves have been established in the Company’s financial statements. No tax deficiency has been asserted or, to the knowledge of the Company, threatened to be asserted against the Company.

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(p)          The execution, delivery and performance of this Agreement and the Custody Agreement, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein, therein and in the Offering Statement by the Company, do not and will not violate or constitute a breach of, or default under: (i) the articles of incorporation, bylaws, operating partnership agreement, or other governing document of the Company, as amended; (ii) any of the terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company is a party or by which it is bound or by which its business, assets, investments or properties may be affected; or, (iii) to Company’s knowledge, any order, statute, rule, or regulation applicable to the Company, or any of its business, investments, assets or properties, of any court or (to the knowledge of the Company) any governmental authority or agency having jurisdiction over the Company, or any of its business, investments, properties or assets; and to the knowledge of the Company do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

(q)          Except as stated in or contemplated by the Offering Statement, neither the Company nor any affiliate of the Company has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Shares as an inducement to advise the purchase of Shares.

(r)          The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Offering Statement to be conducted. Except as set forth in the Offering Statement, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(s)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained in Offering Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(t)          The industry-related and market-related statistics obtained from independent industry publications and reports and included in the Offering Statement agree with the sources from which they are derived. The Company has provided copies of all such sources to the Sales Agent.

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(u)          No relationship exists between or among the Company and any manager, officer, director, shareholder or affiliate of the Company which is required by the Securities Act and the Rules and Regulations to be described in the Offering Statement which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or shareholders of the Company or any of their respective family members.

(v)         The Company has not sold any securities to any person or entity nor is there any beneficial owner of the issuer’s equity securities, that acquired said securities during the 180-day period immediately preceding the date of the Offering Statement, that has an association or affiliation with the Sales Agent or any Dealer.

(w)         Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promotor connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

4.           Covenants of the Company. The Company hereby covenants to the Sales Agent as follows:

(a)          The Company will immediately upon receipt of any information concerning the events listed below notify the Sales Agent: (i) of the receipt of any comments from the Commission or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (ii) of any request by the Commission or any other governmental entity for any amendment or supplement to the Offering Statement for additional information; (iii) of the issuance by the Commission or any other governmental agency of any order or other action suspending the Offering or the use of the Offering Statement, or any other filing of the Company under applicable regulations or other applicable law, or of the initiation or threat of initiation or threat of any proceedings for such purposes; or (iv) of the occurrence of any event mentioned in subparagraph (d) below. The Company will make every reasonable effort to prevent the issuance by the Commission or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(b)          The Company will deliver to the Sales Agent such number of copies of the Offering Statement, as amended or supplemented, as the Sales Agent may reasonably request.

(c)          The Company will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable federal and state law and regulations, and by applicable provisions of the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, to be complied with prior to or subsequent to the Closing Date; and when the Offering Statement is required to be delivered, the Company will comply in all material respects, at its own expense, with all material requirements imposed upon it by the Commission, by applicable state law and regulations and by the Securities Act, the Exchange Act and the rules and regulations adopted thereunder, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Offering Statement.

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(d)          If any event relating to or affecting the Company shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company or for the Sales Agent, to amend or supplement the Offering Statement in order to make it not misleading in light of the circumstances existing at the time of its use, the Company will, at its expense, forthwith prepare and furnish to the Sales Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Statement (in form and substance satisfactory to counsel for the Sales Agent after a reasonable time for review) which will amend or supplement the Offering Statement so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, the Company will furnish such information with respect to itself as the Sales Agent may from time to time reasonably request.

(e)          If applicable, the Company will endeavor in good faith, in cooperation with the Sales Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions identified in the Offering Statement, as the same may be amended, in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified.

(f)          The net proceeds from the sale of the Shares will be used substantially in the manner set forth in the Offering Statement under the caption “Use of Proceeds.”

(g)          Prior to the Closing Date, the Company will inform the Sales Agent of any event or circumstances of which it is aware as a result of which the Offering Statement, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(h)          The Offering Statement will not be amended without the mutual consent of the Company and the Sales Agent; provided, however, that the Company may amend the Offering Statement without the consent of the Sales Agent in order to comply with requirements of the Securities Act, the Rules and Regulations or request of the SEC but only following 5 business days’ notice of such required amendment to the Sales Agent.

(i)           The Company will not accept subscriptions for the Shares in the Offering until the Company has satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Sales Agent.

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(j)           For a period beginning with the Closing Date and ending seven (7) years following completion of the Offering (the “Observer Term”), Sales Agent shall have the right to designate one person to serve as a non-voting observer to the Company’s Board of Directors, subject to (i) the reasonable approval of the Company and (ii) the execution by such designee of a confidentiality and non-disclosure agreement reasonably satisfactory to the Company. Such non-voting observer will be entitled to the same compensation and payment of expenses as any other member of the governing board. The Company and Sales Agent will review the selection of the designee after three (3) years and annually thereafter. Provided, however, if the Company becomes a “reporting company” under the Securities Exchange Act of 1934, as amended (a “34 Act Company”), the Observer Term shall end.

(k)          After the Closing Date, the Company shall retain an independent investment research firm approved or acceptable to the Sales Agent, whose approval or acceptance will not be unreasonably withheld, to provide ongoing research information on the Company to owners of the Shares. Provided, however, once the Company is a 34 Act Company, the independent investment research firm shall no longer be necessary to be retained.

5.           Representations of Sales Agent. The Sales Agent represents and warrants to the Company that each of the following representations and warranties are true and correct as of the date hereof, except to the extent that such representations or warranties specifically speak to a future date:

(a)          The Sales Agent is a member of FINRA and it and its employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(b)          The information furnished to the Company by the Sales Agent in writing expressly for use in the Offering Statement or any amendment or supplement thereto, including any such information under the caption “Plan of Distribution” in the Offering Statement, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)          The Sales Agent will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

(d)          The Sales Agent is a duly organized and validly existing corporation under the laws of Missouri.

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(e)          No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Sales Agent of this Agreement, except such as may be required under the Securities Act or applicable state securities laws.

(f)          There are no actions, suits or proceedings pending or to the knowledge of the Sales Agent, threatened against the Sales Agent at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the ability of the Sales Agent to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Offering Statement.

(g)          The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Sales Agent will not conflict with or constitute a default under any of its organizational documents or other similar agreement, indenture, mortgage, deed of trust, lease, or, to the Sales Agent’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Sales Agent, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 10 of this Agreement may be limited under applicable securities laws.

(h)          The Sales Agent has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 10 of this Agreement may be limited under applicable securities laws.

(i)           Except for Participating Dealer Agreements, no agreement will be made by the Sales Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(j)           The Sales Agent agrees that it shall not, and shall not permit any Dealer, to include any “issuer information” (as defined in Rule 433 under the Securities Act) in any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations (each a “Testing-the-Waters Communication”) used or referred to by such Sales Agent or Dealer without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Sales Agent on the basis of, or derived from, “issuer information.”

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(k)          Neither the Sales nor any Dealer, nor any managing member of the Sales Agent or any Dealer, nor any director or executive officer of the Sales Agent or any Dealer or other officer of the Sales Agent or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Sales Agent or any Dealer, or any other person being compensated by or through the Sales Agent or any Dealer for the solicitation of the purchasers in the Offering, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations

6.           Covenants of Sales Agent.

(a)          Subject to the Company’s compliance with its obligations hereunder, the Sales Agent will comply with all applicable federal and state securities laws, including the Securities Act, Exchange Act, other applicable state securities and other laws, and the applicable rules and regulations of FINRA.

(b)          You have not provided and will not provide to the purchasers of Shares any written or oral information regarding the business of the Company, including any representations regarding the Company’s financial condition or financial prospects, other than such information as is contained in the Offering Statement. You further covenant that you will use your best efforts to comply in the Offering with such purchaser suitability requirements as may be imposed by state securities or blue sky requirements, if any.

(c)          Until the termination of this Agreement, if any event affecting the Offering Statement shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the Offering Statement, you agree to distribute each supplement of the Offering Statement to each person who has previously received a copy of the Offering Statement from you and you further agree to include such supplement in all future deliveries of the Offering Statement. You agree that following notice from the Company that a supplement to the Offering Statement is necessary, you will cease further efforts to sell the Shares until such a supplement is prepared and delivered to you.

7.          Delivery and Payment. An escrow procedure shall be established which shall comply with Commission Rule 15c2-4, promulgated under the Exchange Act, with the Clearing Agent.

The Sales Agent shall transmit or cause to be transmitted all funds received from subscribers to the Clearing Agent in accordance with the terms of the Custody Agreement by noon of the next business day following receipt thereof. The Company and the Sales Agent shall jointly direct the Clearing Agent to apply payment for Shares sold in the Offering by wire transfer drawn to the order of the Company in same day funds. On the Closing Date, and by wire transfer drawn to the order of the Sales Agent, in same day funds, the Company shall direct the Clearing Agent to deliver payment of the fees and expenses due to the Sales Agent pursuant to Section 2 hereof.

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8.           Payment of Expenses. The Company covenants and agrees with the Sales Agent that it will pay or cause to be paid the following expenses: (i) the costs and expenses in connection with the preparation and printing of the Offering Statement and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Sales Agent; (ii) the cost of printing or reproducing this Agreement, any Blue Sky Survey (if necessary), any dealer agreements and any other documents in connection with the Offering, and purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(e) hereof, if required; (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing equity certificates or establishing book-entry accounts; (vi) the costs or expenses of any transfer agent or registrar; (vii) escrow or custodian fees and wire transfer fees, including, but not limited to the fees of the Clearing Agent under the Custody Agreement and the up to one-half of one percent (0.50%) of the aggregate dollar amount of the Shares sold in the Offering which may be paid by the Sales Agent, as set forth in Section 2(d) hereof; (viii) the fees, costs and expenses incurred in connection with listing the Shares for quotation on OTCQX or OTCQB or other similar marketplace quotation service; provided, however the Company shall have no obligation to pay expenses relating to or arising out of Sales Agent becoming a Designated Advisor for Disclosure or similar designation with OTC Markets Group and (x) contingent upon the Closing of the Offering, the reasonable, accountable expenses of the Sales Agent related to this engagement, including the Sales Agent’s attorneys’ fees, which expenses shall not exceed, on an aggregate basis, one percent (1%) of the aggregate dollar amount of the Shares sold in the Offering. Contingent upon the Closing of the Offering, the Company will also provide the Sales Agent with a non-accountable expense allowance of one percent (1%) of the aggregate dollar amount of the Shares sold in the Offering.

9.           Conditions to Obligations of the Sales Agent. The obligations of the Sales Agent hereunder and the occurrence of the Closing of the Offering are subject to the condition that all representations and warranties and other statements of the Company are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          No amendment or supplement to the Offering Statement shall be distributed to which the Sales Agent shall have objected in writing.

(b)          Kaplan Voekler Cunningham & Frank, PLC, counsel for the Company, shall have furnished to the Sales Agent their written opinion, dated as of the Closing Date, in form and substance satisfactory to the Sales Agent, to the effect set forth in Exhibit C.

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(c)          At the Closing Date, the Sales Agent shall receive a certificate of the President and Vice President of the Company, dated the Closing Date, to the effect that (i) they have carefully examined the Offering Statement (and any amendment or supplement thereto) and, as of its date, the Offering Statement (and any amendment or supplement thereto) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Offering Statement (or any amendment or supplement thereto), any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects or business affairs of the Company or Fund 1-A, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 3 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Company has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) the Management Agreement dated as of March __, 2016 (the “Management Agreement”) among the Company, Medalist Diversified Holdings, L.P. and Medalist Fund Manager, Inc. is in full force and effect as of the Closing Date and has not been amended, supplemented or assigned and (vi) no order suspending the Offering has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Commission or any other federal or state authority.

(d)          On or before the Closing Date, the Sales Agent shall receive executed lock-up agreements of each officer, director and significant shareholder of the Company (as identified pursuant in the Letter of Intent dated November 23, 2015 (the “Letter of Intent”) delivered by the Sales Agent and agreed to and accepted by the Company and Medalist Fund Manager, Inc.) restricting the sale of shares by such individuals as provided in the Letter of Intent in form and substance reasonably acceptable to the Sales Agent.

(e)          Prior to and at the Closing Date: (1) the Company shall not have received from the Commission or any other governmental body any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Sales Agent) and which would reasonably be expected to have Material Adverse Effect; and (ii), if required, the Shares have been qualified registered for offering and sale under the securities or Blue Sky laws of the jurisdictions as to which the Company and the Sales Agent shall have agreed.

(f)          Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or in the over-the-counter market; or (ii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war if the effect of any of (i) or (ii) herein, in the Sales Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Offering Statement.

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(g)          FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms of this Agreement and the Sales Agent’s compensation hereunder.

10.         Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless the Sales Agent and each of the Dealers and its officers, directors, partners and employees (each an “Indemnified Party”) from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Dealer or the Sales Agent, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction, if required or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof or necessary to make the statements therein not misleading, and the Company will reimburse each Dealer or the Sales Agent, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Dealer or the Sales Agent, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company by the Sales Agent or (y) to the Company or the Sales Agent by or on behalf of any Dealer, in each case expressly for use in the Offering Statement or any post-qualification amendment thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b)          The Sales Agent agrees to indemnify and hold harmless the Company and its Indemnified Parties from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Sales Agent, any material breach of a covenant contained herein by the Sales Agent, or any material failure by the Sales Agent to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Offering Statement or any post-qualification amendment thereto or (ii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Offering Statement or any post-qualification amendment thereof or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use in the Offering Statement or any such post-qualification amendments thereof, or (d) any use of sales literature by the Sales Agent not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the offered Shares by the Sales Agent, or (e) any untrue statement made by the Sales Agent or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (f) any material violation by the Sales Agent of this Agreement, or (g) any failure by the Sales Agent to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Sales Agent to comply with applicable FINRA or Exchange Act Regulations. The Sales Agent will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Sales Agent may otherwise have.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that (i) representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them, or (ii) that there may be legal defenses available to the indemnified party or parties that are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall; in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party agrees that, without the indemnified party’s prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated herein unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all indemnified persons and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

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(d)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Sales Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Sales Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees and commissions received by the Sales Agent, in each case as set forth in the table and the footnotes thereto on the cover page of the Offering Statement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Sales Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e)          The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of the Securities Act; and the obligations of Sales Agent under this Section 10 shall be in addition to any liability which the Sales Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and manager of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11.         Representations and Indemnities to Survive. All indemnities, representations, warranties, covenants and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Sales Agent, or any controlling person of the Sales Agent, or the Company or any officer or manager or controlling person of the Company, and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 12, the indemnity and contribution agreements contained in Section 10 and the covenants, agreements, representations and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12.         Termination and Payment of Expenses.

(a)          This Agreement shall become effective on the date hereof and, except as otherwise provided in this Agreement, will terminate upon the completion of the Offering. This Agreement may be extended upon the mutual agreement of the Sales Agent and the Company.

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(b)          In the event that: (i) the Company abandons the Offering; (ii) the Offering fails to close by the date which is twelve (12) months following the effective date of the Offering (unless such date is extended by mutual agreement of the Company and the Sales Agent) due to the Company’s failure to comply with the terms of this Agreement; or (iii) the Offering fails to close by the date which is twelve (12) months following the effective date of the Offering (unless such date is extended by mutual agreement of the Company and the Sales Agent) due to reasons beyond the control of the Company or the Sales Agent (other than in the circumstances described in subsection (c) below), the Company will reimburse the Sales Agent for the Sales Agent’s reasonable, out-of-pocket expenses actually incurred and permissible under Rule 5110(f)(2)(D) of the FINRA Rules, through and including the date of abandonment or termination. Notwithstanding any other provision of this Agreement, the amount reimbursed shall not exceed the amount of out-of-pocket accountable actually incurred by the Sales Agent in compliance with Rule 5110(f)(2)(D) of the FINRA Rule.

(c)          Notwithstanding anything to the contrary in subsection (b) above, in the event that: (i) the Sales Agent abandons the offering for reasons other than the breach of any term of this Agreement by the Company, (ii) the Offering fails to close by the date which is twelve (12) months following the effective date of the Offering (unless such date is extended by mutual agreement of the Company and the Sales Agent) for reasons solely in the control of the Sales Agent, or (iii) the Offering fails to close by the date which is twelve (12) months following the effective date of the Offering (unless such date is extended by mutual agreement of the Company and the Sales Agent) because of an inability to sell the Shares due to adverse market conditions, the Company will have no obligation to reimburse the Sales Agent for any of the Sales Agent’s expenses related to the Offering.

13.         Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Sales Agent shall be sufficient in all respects if delivered or sent by reliable courier, first class mail or facsimile transmission to the Sales Agent at Moloney Securities Co, Inc., 13537 Barrett Parkway Drive, Suite 300, Manchester, Missouri 63021, Attention: James A. Riggs, Executive Vice President (facsimile 804-918-9681); and if to the Company shall be sufficient in all respects if delivered or sent by reliable courier, first class mail or facsimile transmission to Medalist Diversified REIT, Inc., 11 S. 12th Street, Suite 401, Richmond, Virginia 23219, Attention: Thomas E. Messier, Co-President (facsimile: ____________). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.         Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Sales Agent and the Company and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Sales Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement. No purchaser of any of the Shares from the Sales Agent shall be deemed a successor or assign by reason merely of such purchase.

15.         Time of the Essence. Time shall be of the essence in this Agreement.

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16.         Business Day. As used herein, the term “business day” shall mean any day when the Federal Reserve’s office in Washington, D.C. is open for business.

17.         Applicable Law. This Agreement is to be construed in accordance with and governed by the laws of the Commonwealth of Virginia (without regard to those laws relating to choice of law) applying to contracts entered into and to be performed within the Commonwealth of Virginia.

18.         Captions. The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

20.         Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.), the relevant state and federal regulation pursuant thereto and state privacy laws, the Sales Agent hereby agrees to the confidentiality and non-disclosure obligations set forth herein.

(a)          “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

(b)          The Sales Agent understands and acknowledges that it may be a financial institution subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information received by the Sales Agent is received with limitations on its use and disclosure. The Sales Agent agrees that it is prohibited from using the Customer Information received other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the “use in the ordinary course of business” exception to the Privacy Laws.

(c)          The Sales Agent shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in its control which are no less rigorous than those maintained by the Sales Agent for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the Sales Agent will immediately notify the Company.

21.         Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between us.

Very truly yours,

Medalist Diversified REIT, Inc.

By:	/s/ Thomas E. Messier
Thomas E. Messier
Co-President

Accepted as of the date hereof:

MOLONEY SECURITIES CO., INC.

By:	/s/ James A. Riggs
James A. Riggs
Executive Vice President

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Exhibit B

FORM OF WARRANT TO PURCHASE SHARES

MEDALIST DIVERSIFIED REIT, INC.

WARRANT TO PURCHASE SHARES

For the Warrant Purchase Price (as defined below) and other good and valuable consideration received, Medalist Diversified REIT, Inc., a Maryland Corporation (the “Company”), hereby grants ______________ (the “Holder”) the right to purchase _______________________ Common Stock of the Company (each, a “Share” and collectively, the “Shares”) in accordance with the terms and provisions contained herein (the “Warrant”).

1.           Warrant Purchase Price; Payment.

(a)          The “Warrant Purchase Price” shall equal $0.001 multiplied by the number of Shares set forth in the preamble above.

(b)          Holder shall pay the Warrant Purchase Price to the Company in immediately available funds as of the date of issuance of this Warrant.

2.           Exercise Price: Term. The exercise price per Shares (the “Share Purchase Price”) granted hereby shall be $125% of the Offering Price. Subject to the conditions set forth in Section 3 below, this Warrant may be exercised at any time during the period commencing on the date which is 370 days immediately following the date of issuance of this Warrant as set forth above (the “Issuance Date”) and terminating at 5:00 p.m. Eastern Time on the date which is five (5) years immediately following the date of qualification of the initial offering of shares in the Company (_______ __, 2016) (the “Expiration Date”). This Warrant shall expire and be of no further force or effect upon the earlier of (i) the time when it has been exercised, or (ii) the Expiration Date.

3.           Conditions to Exercise. Notwithstanding anything contained herein, or in any other agreement between the Holder and the Company, this Warrant shall not be exercisable, in whole or in part, until such time as the Company:

(a)          has caused the Shares issuable pursuant to the exercise of this Warrant (the “Issuable Shares”) to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 3(b) of the Act and the regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”), including without limitation Tier 2 under Regulation A, or has determined, upon the opinion of counsel, that there exists another exemption or exception from registration under the Act applicable to the Issuable Shares; and

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(b)          has caused the Issuable Shares to be registered or qualified under the state securities or “blue sky” laws of the state of the Holder’s residence, or has determined, upon the opinion of counsel, that they are exempt from such registration or qualification under Tier 2 of Regulation A or there exists another exemption or exception from registration of the Issuable Shares in the applicable state.

4.           Qualification Rights.

(a)          The Company agrees to prepare and file with the SEC, not earlier than the 370th day following the Issuance Date and not later than 60 business days following the date that is 370 days following the Issuance Date, an Offering Statement on Form 1-A, or, in the discretion of the Company, such offering document as may then be required to be filed with the SEC to seek an exemption pursuant to Section 3(b)(2) of the Act (any of the foregoing, an “Offering Statement”) with respect to the Issuable Shares and will use commercially reasonable efforts to cause such Offering Statement to be declared qualified by the SEC as soon as practicable thereafter.

(b)          The Company shall use commercially reasonable efforts to keep the Offering Statement continuously qualified for the period beginning on the date on which the Offering Statement is declared qualified and ending on the Expiration Date. During the period that the Offering Statement is qualified, the Company shall supplement or make amendments to the Offering Statement, as required by the Act or other law, and shall use its commercially reasonable efforts to have such supplements and amendments declared qualified, if required, as soon as practicable after filing.

(c)          The Company shall use its commercially reasonable efforts to register or qualify all Issuable Shares under the securities or “blue sky” laws of the state of the Holder’s residence as of the date of qualification of the Offering Statement or as soon as practicable thereafter, but only to the extent legally required to do so, and shall use its commercially reasonable efforts to keep such registration or qualification in effect for so long as the Offering Statement remains qualified with the SEC.

(d)          Notwithstanding the provisions of subsections (a) — (c) of this Section 4:

(i)          the Company shall have no obligation to file or seek qualification of an Offering Statement with SEC if, on or prior to the 370th day following the Issuance Date, the Company has determined, upon the opinion of counsel, that another exemption or exception from registration under the Act is applicable to the issuance of the Issuable Shares; and

(ii)         the Company shall have no obligation to register or qualify the Issuable Shares under the securities or “blue sky” laws of the state of the Holder’s residence if, on or prior to the 370th day following the Issuance Date, the Company has determined, upon the opinion of counsel, that another exemption or exception from registration or qualification under the applicable state securities or “blue sky” laws is applicable.

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5.           Exercise of Warrant.

(a)          This Warrant may be exercised, in whole or in part, by Holder prior to the Expiration Date by surrendering this Warrant, together with a Notice of Exercise in the form appearing at the end hereof properly completed and duly executed by Holder or on behalf of Holder by Holder’s duly authorized representative, to the Company at its principal office. The Notice of Exercise shall be accompanied by payment in cash or by check payable to the order of the Company in an amount equal to the Share Purchase Price multiplied by the number of Shares being purchased pursuant to the exercise of this Warrant (the “Exercise Purchase Price”). Upon the exercise of this Warrant, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall be issued to Holder within fifteen (15) business days of the exercise of this Warrant. Upon receipt by the Company of this Warrant and the Notice of Exercise, together with the applicable Exercise Purchase Price, Holder shall be deemed to be the holder of record of the Shares purchased pursuant to such exercise, notwithstanding that certificates representing such Shares shall not actually be delivered to Holder or that such Shares are not yet set forth on the books of the Company.

(b)          Net Exercise Provision. In lieu of exercising this Warrant as specified in Section 5(a), and solely in the event that the Company has not qualified the Issuable Shares under Section 3(b) of the Securities Act pursuant to Section 4 prior to the Issuance Date (the “Net Exercise Trigger Date”), Holder may, at any time after the Net Exercise Trigger Date until such time as the Company qualifies the Issuable Shares in accordance with Section 4, convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant (i.e. the aggregate fair market value of each Share shall be the average per Share price at which Shares have sold over the immediately preceding 12 month period or if none, the average Share price at which the Shares sold over the last four (4) trades minus the aggregate Share Purchase Price of such Shares by (b) the fair market value of one Share.

6.           Covenants.

(a)          Authority. Subject to the conditions to exercise set forth in Section 3 hereof, (i) the issuance of this Warrant shall constitute the full authority of the board of directors of the Company to execute and issue the Shares issuable upon exercise of this Warrant, (ii) the Company has all requisite power to execute and deliver this Warrant, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Warrant, and (iii) all action on the part of the Company and its board of directors necessary for the authorization, execution, delivery, and performance of this Warrant by the Company, the authorization, sale, issuance, and delivery of the Shares, and the performance of the Company’s obligations hereunder has been taken.

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(b)          Reservation of Shares. So long as this Warrant shall remain outstanding, the Company will reserve from its authorized and unissued Shares a sufficient number of Shares to provide for the issuance of Shares upon the exercise of this Warrant.

(c)          Validity of Shares. All Shares issuable upon exercise of this Warrant will be duly and validly issued and will be free of restrictions on transfer, other than restrictions under applicable state and federal securities laws.

7.           Ownership of Warrant; Transfers. The Company may treat the person in whose name this Warrant is registered on the books of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to the preceding sentence, a Warrant, if properly transferred, may be exercised by the transferee of Holder without a new Warrant first having been issued. In accordance with FINRA Rule 5110(g)(1), such warrants may not be sold by the Sales Agent during the Offering period or sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging short sale derivative put or call transaction that would result in the effective economic disposition of the warrants by any person for a period of 180 days immediately following commencement of the Offering except as permitted by FINRA Rule 5110(g)(2).

8.           No Rights as a Warrant Holder. Until the exercise of this Warrant, Holder shall not have nor exercise any rights by virtue hereof, other than with respect to Holder’s ownership of Shares acquired other than with respect to the exercise of this Warrant.

9.           Notices. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if given in accordance with the provisions of ________________________________.

10.         Subdivision, Combination, Reclassification, Conversion and Similar Events. If the Company at any time shall by subdivision, combination, reclassification of securities, or otherwise, change the Shares into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable in respect of the Shares (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification, or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Shares or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of units of such security, the number of units issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of units of such security to be outstanding immediately after such event bears to the total number of units of such security outstanding immediately prior to such event. The Company shall give the Holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of units issuable hereunder.

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11.         Acquisition for Own Account. Holder hereby represents and warrants that Holder is acquiring this Warrant for Holder’s own account, and not as a nominee or agent. Holder is acquiring this Warrant for investment for an indefinite period and not with a view to any sale or distribution thereof, by public or private sale or other disposition.

12.         Section Headings. The section headings in this Warrant are for convenience of reference only and shall not constitute a part hereof.

13.         Amendments or Waivers. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

14.         Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court or other governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

15.         Successors and Assigns; Transfer. This Warrant shall be binding upon and inure to the benefit of Holder and Holder’s permitted successors and assigns.

16.         Counterparts. This Warrant may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

17.         Governing Law. This Warrant and the performance of the transactions and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws, other than the conflict of law rules, of the Commonwealth of Virginia.

[signatures appear on following page]

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Dated: _________________

COMPANY:

MEDALIST DIVERSIFIED REIT, INC.,
a Maryland corporation

By:
Name:
Its:

HOLDER:

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NOTICE OF EXERCISE

(To be completed and signed only

upon exercise of the Warrant.)

To:	Medalist Diversified REIT, Inc. (the “Company”)

(1)	The undersigned hereby elects to purchase Shares of Medalist Diversified REIT, Inc. pursuant to the terms of the attached Warrant (the “Warrant”) and tenders herewith payment of the purchase price in full.

(2)	In exercising the Warrant, the undersigned hereby confirms and acknowledges that the Shares to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3)	Please reflect the issuance of said Shares in the name of the undersigned or in such other name as is specified below in the books and records of the Company:

Name:

Address:

Tax Identification No.

(4)	The undersigned represents that (a) he, she, or it is the original purchaser from the Company of the Warrant, and (b) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares.

Signature

Date

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